SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 2, 2016

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 2, 2016, Varian Medical Systems, Inc. (the “Company”) entered into an amendment to its Credit Agreement, dated as of August 27, 2013 (the “Credit Agreement”), by and among the Company and certain lenders party thereto from time to time (collectively, the “Lenders”), and Bank of America, N.A. (“BofA”), as a Lender, Swing Line Lender and L/C Issuer (as such terms are defined in the Credit Agreement) and as administrative agent for the Lenders (the “Agent”).  The amendment, which became effective on September 2, 2016, provides for the consent by the Agent and the Lenders to the Company’s proposed spin off of the Company’s Imaging Components business as more fully described in the Form 10 registration statement filed by Varex Imaging Corporation with the Securities and Exchange Commission on August 11, 2016.

Item 8.01. Other Events.

On September 7, 2016, the Company issued a press release entitled “Varian Medical Systems Acquires Distributor in Poland.” A copy of the press release is attached as Exhibit 99.1 and incorporated by reference into this item.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1     Press Release dated September 7, 2016 entitled “Varian Medical Systems Acquires Distributor in Poland.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: September 7, 2016